Exhibit 23.1

Nevada Office:

770 East Warm Springs Road Suite 225 Las Vegas, Nevada 89119 702.413.6000 www.rbsmllp.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Atlantic International Corp. on Form S-3 of our report dated March 28, 2025, relating to the financial statements of Atlantic International Corp., as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

Las Vegas, Nevada

March 20, 2026